Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of January 7, 2026, is by and between IM CANNABIS CORP., a company incorporated under the laws of British Columbia with head offices located at Suite 3606 – 833 Seymour Street, Vancouver, British Columbia, V6B 0G4 (the “Company”), and L.I.A. Pure Capital Ltd. (the “Investor”).

WITNESSETH

WHEREAS, the Company and the Investor desire to enter into this transaction for the Company to sell and the Investor to purchase the Convertible Note (as defined below) in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D (“Regulation D”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor and the Investor shall purchase a convertible note in the form attached hereto as Exhibit A in the aggregate principal amount of $1,709,721 (the “Subscription Amount”), at a purchase price equal to 90% of the Subscription Amount (the “Purchase Price”), which shall be convertible into the Company’s common shares (the “Common Shares”) (as converted, the “Conversion Shares”), in accordance with the terms of the Convertible Note;

WHEREAS, pursuant to the terms of this Agreement, the Company has agreed to prepare and file with the SEC a Registration Statement on Form F-3 covering the resale of the Conversion Shares and use its reasonable best efforts to have the Registration Statement declared effective by the SEC; and

WHEREAS, the Convertible Note and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	PURCHASE AND SALE OF CONVERTIBLE NOTES.

(a) Issuance of Convertible Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, upon the execution of this Agreement (the “Closing”), the Company shall issue and sell, subject to the terms and conditions hereof, and the Investor shall purchase, a Convertible Note in the principal amount of $1,709,721 (the “Convertible Note”) for an aggregate purchase price of $1,538,749 (equal to 90% of the Subscription Amount). The Convertible Note shall bear an interest rate of 8.0% per annum, accruing from the Closing Date (as defined below), shall not be repayable in cash, and all obligations of the Company thereunder shall be satisfied solely by the issuance of Conversion Shares in accordance with the terms of the Convertible Note.

(b) Closing. The issuance, sale and purchase of the Convertible Note shall take place at the Closing to be held at such place and time as the Company and the Investor may determine, including remotely (the “Closing Date”).

(c) Delivery. On the Closing Date, the Company will deliver to the Investor the respective Convertible Note to be purchased by the Investor at receipt by the Company of the corresponding Purchase Price. The Convertible Notes will be registered in the Investor’s name in the Company’s records.

(d) Compliance with Rules of Principal Market. Home Country Practice. Prior to the date hereof, the Company has taken all actions required pursuant to Nasdaq Rule 5615(a)(3) to duly and validly rely on the exemption for foreign private issuers from applicable rules and regulations of the Nasdaq by adopting its home country practice (the “Home Country Practice”) in connection with the transactions contemplated hereunder (including an exemption from any Nasdaq rule that would otherwise require seeking shareholder approval in respect of such transactions). Accordingly, the Company may issue Conversion Shares upon conversion the Convertible Notes without regard to the limitations imposed by Nasdaq Rule 5635(d), so long as the Company remains a foreign private issuer and continues to rely on the Home Country Practice.

(e) Use of Proceeds. Direct Payments to Creditors. Notwithstanding anything to the contrary herein, the Company and the Investor acknowledge and agree that an aggregate amount of approximately US$500,000 of the proceeds received by the Company pursuant to the issuance of the Convertible Notes shall be paid directly, at or promptly following the Closing Date, to certain existing creditors of the Company, in such amounts and to such creditors as determined solely by the Company, in satisfaction (in whole or in part) of outstanding indebtedness owed by the Company to such creditors. Any remaining proceeds shall be used by the Company for general corporate purposes.

(f) Warrant Coverage. In connection with the issuance of the Convertible Note, the Company shall issue to the Investor warrants to purchase a number of Common Shares equal to thirty-three and one-third percent (33⅓%) of the principal amount of the Convertible Note divided by an exercise price of CAD$3.45 per Common Share (the “Warrants”). The Warrants shall be issued pursuant to a separate warrant agreement, substantially in the form attached as Exhibit B hereto, and shall be subject to the terms and conditions set forth therein.

2.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor hereby represents and warrants to the Company that, as of the date hereof and as the Closing Date:

(a) Investment Purpose. The Investor is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement covering such Securities or an available exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws. As used herein, “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b) Accredited Investor Status. At the time the Investor was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any portion of the Convertible Note, it will be an “Accredited Investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(9), (a)(12), or (a)(13) under the Securities Act and the Investor has completed, executed and delivered to the Company the Foreign Investor Certificate (attached as Exhibit C hereto) and an accredited investor questionnaire (attached as Exhibit D hereto).

(c) Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of Canada, United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(d) Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision regarding its purchase of the Securities, and which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) Transfer or Resale. The Investor understands that: (i) that there are restrictions on the Investor’s ability to resell the Securities and Warrants (and the underlying securities) and it is the Investor’s  responsibility to consult the Investor’s own advisors to find out what those restrictions are and to comply with them before selling the Securities and Warrants (and the underlying securities; (ii) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Investor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (iii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(e).

(f) Legends. The Investor agrees to the imprinting, so long as it is required by this Section 2(f), of a restrictive legends on the Convertible Note and Warrant in substantially the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [four months and one day from the Closing].

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES MAY BE CONVERTED OR EXERCISED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR (C) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES, SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

Certificates or statements of book entry evidencing the Conversion Shares shall not contain any legends (including the legends set forth above), subject to compliance with applicable Canadian securities law, (i) while a registration statement covering the resale of such securities is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) trading days following the delivery by the Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such securities (endorsed or with stock powers attached, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Investor as may be required above in this Section 2(f), as directed by the Investor, either: (A) provided that the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Shares to which the Investor shall be entitled to the Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Investor, a certificate representing such securities that is free from all restrictive and other legends, registered in the name of the Investor or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. The Investor agrees that the removal of a restrictive legend from certificates representing Securities as set forth in this Section 2(f) is predicated upon the Company’s reliance that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(g) Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(h) Authorization, Enforcement. The Transaction Documents to which each the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

(j) No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(k) Ownership Limitation. In no event shall the Investor’s beneficial ownership or voting power of the issued and outstanding Common Shares exceed 4.99% immediately after giving effect to any issuance of the Securities on each Closing Date.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the Public Disclosure Documents (as defined below), the Company hereby makes the representations and warranties set forth below to the Investor:

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Public Disclosure Documents” means any information which has been filed on System for Electronic Document Analysis and Retrieval+ or that are available on the SEC’s website through the EDGAR system at least one (1) Business Day prior to the date of this Agreement (unless the context provides otherwise), since January 1, 2024.

(a) Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. “Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, as of the day hereof, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Note, the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Convertible Note), have been duly authorized by the Company’s board of directors. No further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governmental body in connection with the execution and delivery of the Transaction Documents and the issuance and sale of the Convertible Note other than such filings as may be required under applicable securities laws and the rules of the Principal Market from time to time.

This Agreement has been duly executed and delivered by the Company, and each of the other Transaction Documents to which the Company is a party will be, prior to each Closing, duly executed and delivered. Each Transaction Document constitutes (or will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by applicable securities laws. “Transaction Documents” means, collectively, this Agreement, each Convertible Note, and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Securities has been duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents, the Convertible Note and Warrant shall constitute the legal, valid and binding obligation of the Company, subject to the same enforceability qualifications set forth in Section 3(b). As of each Closing Date, the Company shall have reserved from its duly authorized share capital not less than the Required Reserve Amount (as defined herein). Upon issuance or conversion in accordance with the Convertible Notes and Warrants, the Conversion Shares and the Common Shares underlying the Warrants, when issued, will be validly issued, fully paid and nonassessable and free from all pre-emptive or similar rights,  mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively, “Liens”) with respect to their issuance thereof with the holders being entitled to all rights accorded to a holder of Common Shares.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Notes and the Conversion Shares, and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Articles of Association (as defined below), certificate of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any share capital or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (each, a “Conflict”), and the Conflict was not waived or consented to by the third party who’s agreement, indenture or instrument is subject to the Conflict or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company’s incorporation or in which it or its subsidiaries operate and the rules and regulations of the Nasdaq Capital Market (the “Principal Market,” provided however, that in the event the Company’s Common Shares are ever listed on or traded on any other market or exchange, including but not limited to, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market or the Nasdaq Global Market, the “Principal Market” shall mean that market on which the Common Shares are then listed on or traded) and including all applicable laws, rules and regulations of the jurisdiction of incorporation of the Company) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.

(e) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal or state securities agencies and any filings as may be required by the Principal Market), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to each Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares in the foreseeable future. The Company has notified the Principal Market of the issuance of all of the Securities hereunder, which does not require obtaining the approval of the shareholders of the Company or any other Person or Governmental Entity. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholders approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(g) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances, solely in accordance with the terms put forth in the Convertible Note. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Convertible Note in accordance with the terms thereof is, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(h) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(i) Shell Company Status. As of the date hereof, the Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(j) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(k) Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(l) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder.

(m) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Investor or potential purchasers in connection with the sale of any Regulation D Securities.

4.	COVENANTS.

(a) Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Investor.

(b) Reporting Status. For the period beginning on the date hereof, and ending 6 months after the date on which the Convertible Note is no longer outstanding (the “Reporting Period”), the Company shall file on a timely basis all reports required to be filed with the SEC pursuant to the Exchange Act, including any applicable extension period afforded by Rule 12b-25 under the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(c) Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) on the Principal Market, subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Principal Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on a Principal Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c). “Underlying Securities” means the (i) the Conversion Shares, and (ii) any Common Shares of the Company issued or issuable with respect to the Conversion Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Shares are converted or exchanged without regard to any limitations on conversion of the Convertible Notes.

(d) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that, subject to compliance with applicable federal and state securities laws, the Securities may be pledged by the Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Investor.

(e) Reservation of Common Shares. So long as any of the Convertible Notes remain outstanding, the Company shall have reserved from its duly authorized share capital, and shall have instructed its transfer agent to irrevocably reserve, the maximum number of shares of Common Shares issuable upon conversion of all Convertible Notes (assuming for purposes hereof that any such conversion shall not take into account any beneficial ownership limitations on the conversion of the Convertible Note set forth therein) (the “Maximum Conversion Shares”) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Shares reserved pursuant to this Section be reduced other than proportionally in connection with any conversion and/or redemption, or reverse share split. If at any time the number of Common Shares authorized to be issued is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, recommending that shareholders vote in favor of an increase in such authorized number of shares sufficient to meet the Required Reserve Amount.

(f) Trading Information. Upon the Company’s request, the Investor agrees to provide the Company with trading reports setting forth the number and average sales prices of Conversion Shares sold by the Investor.

(g) Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form F-3 covering the resale of the Conversion Shares. In the event that Form F-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Investor. The Registration Statement prepared pursuant hereto shall register for resale at least the number of Common Shares equal to the Required Registration Amount determined as of the date the Registration Statement is initially filed with the SEC. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline.

“Effectiveness Deadline” means the date which is the earlier of (x) (i) in the event that the Registration Statement is not subject to a full review by the SEC, sixty (60) calendar days after the Closing Date or (ii) in the event that the Registration Statement is subject to a full review by the SEC, ninety (90) calendar days after the date hereof and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

“Filing Deadline” means the date which is thirty (30) trading days after the date hereof.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale of the Conversion Shares.

“Required Registration Amount” means the maximum number of Conversion Shares issuable upon conversion of the Convertible Notes, assuming a principal amount of $1,000,000, or as payment of interest in accordance with the terms thereof, as to be determined based on the Company’s good faith estimate, without regard to any beneficial ownership limitations.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices or with the Transfer Agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Convertible Notes in which the Company shall record the name and address of the Person in whose name the Convertible Notes have been issued (including the name and address of each transferee) and the amount of Convertible Notes held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Investor or its legal representatives. The Company hereby authorizes its then-current transfer agent to rely on the foregoing and that the Company hereby indemnifies and agrees to hold its then-current transfer agent harmless from any liability related to its complying with the foregoing. Upon request by the Investor, the Company further agrees to promptly provide its then-current transfer agent with additional authorizations or indemnifications as may so request.

(b) Transfer Restrictions. The Securities may only be disposed of in compliance with applicable securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of the Investor or in connection with a pledge as contemplated herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Investor under this Agreement.

(c) Conversion and Exercise Procedures. The form of conversion notice included in the Convertible Notes set forth the totality of the procedures required of the Investor in order to convert the Convertible Notes. Except as provided in Section 2(f) and Section 5(b), no additional legal opinion, other information or instructions shall be required of the Investor to convert each of the Convertible Notes, other than as required by the Company’s transfer agent. The Company shall honor conversions of the Convertible Notes and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Convertible Notes.

6.	CONDITIONS TO THE COMPANY’S RIGHT TO SELL.

The right of the Company hereunder to issue and sell the Convertible Notes to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a) The Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) The Investor shall have delivered to the Company the Purchase Price for the Convertible Notes at the Closing by wire transfer of immediately available funds.

(c) The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

7.	CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE.

The obligation of the Investor hereunder to purchase its Convertible Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to the Investor each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Investor a Convertible Note with a principal amount corresponding to the Subscription Amount requested by the Company at the Closing.

(b) Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) The Common Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of each Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of each Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by receiving a notification from the Principal Market of falling below the minimum maintenance requirements of the Principal Market that is not subject to a cure period.

(d) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(e) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(f) Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect, or an Event of Default (as defined in the Convertible Notes).

(g) The Company shall have notified the Principal Market to list or designate for quotation (as the case may be) the maximum number of Conversion Shares issuable pursuant to the Convertible Notes to be issued at the Closing.

(h) From the date hereof and until the Closing Date, trading in the Common Shares shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to such Closing), and (ii) at any time from the date hereof and until the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(i) The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or materially modified and remains in full force and effect as of such Closing, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

8.	MISCELLANEOUS.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York, including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the State of New York (the “Governing Jurisdiction”) and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Investor or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Investor arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Investor in any suit, claim, action, litigation or proceeding brought by the Investor against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Investor brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Investor against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Investor in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Investor arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Investor agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) The Company and the Investor irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Agreement, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Investor to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY MATTER RELATING TO THIS AGREEMENT, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(d) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(f) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the party to be charged with enforcement. As a material inducement for the Investor to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by the Investor, any of its advisors or any of its representatives shall affect the Investor’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	IM Cannabis Corp.
3606 – 833 Seymour Street, Vancouver, British Columbia V6B 0G4
Attention:
Email:

With Copy to:	Sullivan & Worcester LLP 1251 Avenue of the Americas, New York, NY 10020 Telephone: Attention: Email:

If to the Investor:	L.I.A. Pure Capital Ltd.
20 Raoul Wallenberg Street
Tel Aviv, 6971916, Israel
Attention:
Email:

and/or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail service provider containing the time, date, recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Convertible Notes (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by the Investor). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. In connection with any transfer of any or all of its Securities, the Investor may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be an Investor hereunder with respect to such transferred Securities.

(i) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(j) Expenses. Except as otherwise expressly set forth in this Agreement, the Warrant or the Convertible Note, each of the Company and the Investor shall bear their own expenses in connection with the negotiations, preparation, execution and delivery of this Agreement, the Warrant, the Convertible Note and the other Transaction Documents and the Consummation of the transaction contemplated hereby and thereby.

(k) Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CONVERTIBLE NOTE, THE WARRANTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(l) Further Assurances. From time to time following the date hereof, each of the Company and the Investor shall execute and deliver, or cause to be executed and delivered, such additional documents and instruments and take such further actions as the other party may reasonably request to carry out the intent and purposes of this Agreement and the other Transaction Documents.

(m) Taxes. All payments made by the Company to the Investor under the Convertible Note, the Warrants and all issuances of Common Shares upon conversion of the Convertible Note and exercise of the Warrants shall, to the extent permitted by applicable law, be made free and clear of and without withholding or deduction for any taxes, except as required by applicable law. If the Company is required by applicable law to withhold or deduct any tax from any such payment or issuance, the Company shall make such withholding or deduction and remit the full amount so withheld or deducted to the relevant governmental authority in accordance with applicable law and, upon request, shall provide the Investor with evidence of such payment.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF ,the Investor and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

IM Cannabis Corp.

By:	/s/ Oz Adler
Name:	Oz Adler
Title:	Chairman of the Board

INVESTOR:

L.I.A. PURE CAPITAL LTD. AND CAPITALINK LTD.

By:	/s/ Kfir Zilberman
Name:	Kfir Zilberman
Title:	Chief Executive Officer

EXHIBIT A
FORM OF CONVERTIBLE NOTE

EXHIBIT B
FORM OF WARRANT

EXHIBIT C
FOREIGN INVESTOR CERTIFICATE
(Residents of Jurisdictions other than Canada or the United States)

Capitalized terms used in this Exhibit C and defined in the Agreement to which this Exhibit C s attached have the meanings defined in the Agreement unless otherwise defined herein.

The Investor is a resident in a jurisdiction outside of Canada and the United States of America (an “International Jurisdiction”) and further acknowledges and certifies that:

(i)	the Investor is a resident of an International Jurisdiction and the decision to subscribe for the Securities and Warrants was taken in such International Jurisdiction;

(ii)
the delivery of the Agreement, the acceptance of it by the Company and the issuance of the Securities and Warrants (including any underlying securities) to the Investor complies with all laws applicable to the Investor, including the laws of such Investor’s jurisdiction of residence, and all other applicable laws, and will not cause the Company to become subject to, or require it to comply with, any disclosure, prospectus, filing or reporting requirements under any applicable laws of the International Jurisdiction;

(iii)
the Investor is knowledgeable of or has been independently advised as to, the application or jurisdiction of the securities laws of the International Jurisdiction that would apply to the subscription for Convertible Securities and Warrants (and the acquisition of any underlying securities);

(iv)
the Investor is purchasing the Securities and Warrants pursuant to exemptions from the prospectus and registration requirements (or their equivalent) under the applicable securities laws of the International Jurisdiction or, if such is not applicable, each is permitted to purchase the Securities and Warrants under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption;

(v)
the applicable securities laws do not require the Company to register any of the Securities and Warrants (or any underlying securities), file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(vi)
the Investor will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction that will confirm the matters above to the satisfaction of the Company, acting reasonably;

(vii)	the Securities and Warrants (including any underlying securities) are being acquired for investment only and not with a view to resale and distribute within the International Jurisdiction; and

(viii)
the Investor will not sell, transfer or dispose of the Securities and Warrants except in accordance with all applicable laws, including applicable securities laws of Canada, and the Investor acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian securities laws or other securities laws;

DATED ____________, 2026.	L.I.A. Pure Capital Ltd.
Print Name of Investor

Signature

Title

Address

EXHIBIT D
ACCREDITED INVESTOR QUESTIONNAIRE